EXHIBIT EX-3.2 - BYLAWS

R eci p i en t

BYLAWS

OF

GREEN ENERGY GLOBAL INC

ART I CL E  I

S H ARE H O L DE RS

S ecti on  1.
Annual Meeting
..

A n  an n u al  m eet i n g  s h al l  be h eld o n ce each  ca l en d ar  y e ar  f o r  t h e purpos e of el e ct i ng di rect ors  and for t he t rans a ct i on of s uch ot her bus i nes s  as  m ay properl y com e before t h e m eet i ng. The annual  m eet i ng s hal l  be h el d at  t he t i m e and pl ac e des i gnat ed by t he

B oard of Dire ctors from t ime to time.

S ecti on  2.
S p eci a l  Meet i n g s
..

S peci al  m eet i ngs  of t he s harehol de rs  m ay be reques t ed by t he
P res i dent , t he B oard of D i rect ors , or t he hol d ers  of  a m aj ori t y of t he out s t an di ng vot i ng s hares .

S ecti on  3.
N o t i ce
..

Wri t t e n not i ce of al l  s har ehol de r m eet i ngs , whet her regul ar or s pe ci al
m eet i ngs , s hal l  be provi ded under t hi s  s ect i on or a s  ot herwi s e requi red by l aw. The Not i c e s hal l

s t at e t he pl ace, d at e, and hour of m eet i ng, and i f f or a s peci al  m eet i ng, t he purpos e o
f  t h e

m eet i ng. S uch not i ce s ha l l  be m ai l ed t o al l  s hareh ol ders  of re cord at  t he ad dres s  s hown on t he corporat e books , at  l eas t  10 days  pri or t o t he m eet i ng. S uch not i ce s hal l  be deem ed e ffe ct i ve when depos i t ed i n ordi na ry U.S . m ai l , prope
rl y ad dres s ed, wi t h pos t age p re pai d.

S ecti on  4.
P l a ce o f  M ee t i n g
..

S harehol ders ` m eet i ngs  s hal l  be hel d at  t he c orporat i on's  pri nci pal pl ace of bus i nes s  unl es s  ot herwi s e s t at ed i n t he no t i ce. S harehol de rs  of any cl as s  or s eri es  m ay part i ci pat e i n any m e et i ng of s harehol d ers  by m ea ns  of rem ot e com m uni cat i on t o t he ext ent
t h e

B oard of Di re ct ors  aut ho ri zes  s uch pa rt i ci pat i on f or s uch cl as s  or s eri es . P a rt i ci pat i on by m eans of rem ot e com m uni c at i on s hal l  be s ubj ect  t o s uch  gui del i nes  and proc edur es  as  t he B oard o f

Di rect ors  ado pt s . S hareh ol ders  part
i ci pat i ng i n a s harehol de rs ' m eet i ng by m eans  of rem ot e com m uni cat i on s hal l  be deem ed pr es ent  and m ay vot e at  s uch a m e et i ng i f t he corpor at i on has

i m p l em en t ed  r eas o n ab l e meas ur es :  (1)  t o  v er i f y  t h at  each  p er s o n  p a r t i ci p at in g  r emo t el y  i s  a

s harehol der, and

(2) t o pr ovi de s uch s har ehol ders  a reas on abl e opport uni t y t o part i ci pat e i n t he

m eet i ng and t o vot e on m at t ers  s ubm i t t ed t o t he s harehol de rs , i ncl udi ng an opport uni t y t o com m uni cat e, and t o r ea d or hear t h e proc eedi ngs  of t he m eet i ng, s ubs t ant i al l y concur
r ent with
s uch proce edi ngs .

S ecti on  5.
Quorum
..

Am aj ori t y of t he out s t andi ng vot i ng s hares , whet he r repr es ent ed i n pe rs on or by proxy, s hal l  cons t i t ut e a quorum  at  a
s h ar eh o l d er
` m eet i ng. In t he ab s ence of a quorum , a
m aj ori t y of t he repr es ent ed s hares  m ay  adj ourn t h e m eet i ng t o anot her t i m e  wi t hout  furt her not i ce. If a quo rum  i s  rep res ent ed at  an adj ourn ed m eet i ng, any bus i nes s  m ay be t rans act ed t hat

m i g h t  h av e b een  t r an s act ed a
t t he meeting as o rigi nall y schedul ed. The sh areholders pres ent  at  a

m eet i ng repr es ent ed by a  quorum  m ay co
nt i nue t o t rans act  bus i nes s  unt i l  a dj ournm ent , even i f

t he wi t hdrawal  of s om e s harehol de rs  res ul t s  i n rep res ent at i on of l es s  t han a quorum .

S ecti on  6.
I n form al  Acti on
..

Any act i on requi red t o be t aken, or whi ch m ay  be t aken, at  a
s harehol ders  m eet i ng, m ay be t aken wi t hout  a m e et i ng and wi t hout  pri or not i ce i f a cons ent  i n wri t i ng, s et t i ng fort h t he act i on s o t aken, i s  s i gned  by t he s harehol de rs  who  own al l  of t he s har es entitled to vote with respect to the subject matter of the vote.

ART I CL E  I I

DI RE CT O RS

S ecti on  1.
N u m b er o f  D i rect o rs
..

The co rporat i on  s hal l  be m anaged by a B oard of Di r ect ors cons i s t i ng of 12 di rect or( s ).

S ecti on  2.
E l ect i o n  a n d T erm  o f  O f f i ce
..

T he d i r e ct o r s  s h al l  b e el e ct ed  at  t h e an n u al
s harehol ders ` m eet i ng. E ach di re ct or s hal l  s erv e a t erm  of 1 yea r(s ), o r unt i l  a s ucces s o r has  be en el ect ed  an d  q u al i f i ed .

S ecti on  3.
Quorum
..

Am aj ori t y of di rect ors  s hal l  cons t i t ut e a quorum .

S ecti on  4.
A d v ers e I n t e res t
..

In t he d et erm i nat i on  of a quorum  of t he di r ect ors , or i n vot i ng, t he di s cl os ed advers e i nt eres t  of a di re ct or s hal l  not  di s qual i fy t he di rect or o r i n val i dat e hi s  or her vot e.

S ecti on  5.
R eg u l a r Me et i n g
..

An annual  m eet i ng s hal l  be hel d, wi t hout  not i ce, i m m edi at el y fol l owi ng and at  t he s am e pl ace as  t he annu al  m ee t i ng of t he s harehol de rs . The B oard of

Di rect ors  m ay p rovi de, b y res ol ut i on, for addi t i onal  regul ar m eet i ngs  wi t hout  not i ce ot her t han

t he not i ce

provi ded by t h e res ol ut i on.

S ecti on  6.
S p eci a l  Meet i n g
..

S peci al  m eet i ngs  m ay be reques t ed by t he P re s i dent , Vi ce
-
P res i dent , S ecret a ry, or a ny t wo di rect ors  by provi di ng fi ve days ' wri t t en no t i ce by ordi nary

United S tates mail, effe ctive when mailed. Minutes of the meeting shall be sent to the B oard of

D i r ect o r
s within two we e ks after the me eting.

S ecti on  7.
P ro ced u res
..

The vot e of a m aj ori t y of  t he di rect ors  pr es ent  at  a  properl y c al l ed
m eet i ng at  whi ch a quoru m  i s  pres ent  s hal l  be t he act  of t he B oard o f Di re c t ors , unl es s  t he vot e of a gre at er num be r i s  re qui red by l aw or by t hes e  by
-
l aws  for a part i cul a r r es ol ut i on. A

d i r ect o r
of t he corpor at i on who i s  pres ent  at  a m eet i ng of t he B oard of Di r ect ors  at  whi ch act i on on any co r p o r at e m at t er  i s  t ak en sh all  b e p r es u m ed  t o  h av e as s en t ed  t o  t h e act i o n  t ak en u n l es s  t h ei r

di s s ent  s hal l  be ent ered i n t he m i
nut es  of t he m eet i ng. The B oard s hal l  kee p wri t t en m i nut es  of
i t s  proceedi ngs  i n i t s  per m anent  reco rds .

If aut hori z ed by t he gove rni ng body, any requi r em ent  of a wri t t en b al l ot  s hal l  be s at i s fi ed by a

bal l ot  s ubm i t t ed by el ect roni c t rans m i s s i on, provi ded t hat  any s uch el ect roni c t rans m i s s i on m us t either set forth or b e sub mitted with information from which i
t can  b e d et er m i n ed  t h at  t h e

el ect roni c t r ans m i s s i on was  aut hori zed by t h e m e m ber or proxy hol de r.

S ecti on  8.
I n form al  Acti on
..

Any act i on requi red t o be t aken at  a m eet i ng o f di rect ors , or any act i on whi ch m ay be t ake n at  a m eet i ng of di r ect or s  or of a com m i t t ee of di r ect ors , m ay be t aken wi t hout  a m eet i ng i f a co ns ent  i n wri t i ng s et t i ng fort h t he act i on s o t aken, i s  s i gned by al
l  of t he
d i r ect o r s  o r  al l  o f  t h e m emb ers  o f  t h e co m m i t t ee o f  d i r ect o r s ,  as  t h e cas e m ay  b e.

S ecti on  9. Rem oval  /  Vacan ci es .
 A di re ct or s hal l  be s ubj ect  t o rem oval , wi t h or wi t hout  caus e, at  a m eet i ng of t he s h are hol ders  cal l ed fo r t hat  pu rpos e. Any va cancy t h at  occurs  on t he B oa rd of

Di rect ors , wh et her by d e at h, res i gnat i on, rem oval  or any ot her caus e, m ay be fi l l ed by t he

r em
aining directors. A director elected to fill a v acancy shall serv e the r ema ining term of his or her pred ec es s or, or unt i l  a s ucces s o r has  be en el e c t ed and qual i fi ed.

S ecti on  10. Res i gn ati on .
 Any di rect or m ay res i gn  effe ct i ve upon gi vi ng wr i t t en not i ce t o t he chai rpe rs on of t he boa rd,  t he pres i dent , t he s e cret a ry or t he B oard o f Di re ct ors  of t he corpo rat i on,

u n l es s  t h e n o t i ce s p eci fi e s a lat er  t i m e f o r  t h e ef f e ct i v en es s  o f  s u ch  r es i g n at ion .  If

t he res i gnat i on
i s  ef f ect i v e at  a f u t u r e t i m e, a s u cc es s o r  m ay  b e e l ect ed  t o  t ak e o f f i ce w h e n  t h e r es ig n at i o n

b eco m es  e f f e ct i v e.

S ecti on  11.
C o m m i t t ees
..
 To t he ext ent  perm i t t ed by l aw, t he B oard of Di re ct ors  m ay appoi nt from  i t s  m em bers  a com m i t t ee or com m i t t ees , t em porary or pe rm anent , a nd des i gnat e t he dut i es ,

powers  and aut hori t i es  of  s uch com m i t t ees .

S ecti on  12.

D
irectors to d isclose

both actual and potential conflicts of interest

and to
exclude themselves from any discussion of related matters that may be under consideration by the board of directors.

S ect i o n
  13.
B y l a w s  ca n  b e a m en d ed
 when t he need ari s es  and s houl d s p ec i fy t he requi rem ent s for am endi ng byl aws
under the state law.

Articles of incorporation, and any other internal
rules established by your board of directors or committees.

Section 14.

Un certificated  S h ares
.. T
he company is autho rized to issue
uncer tificated shares o f o fficial r eco rds o f o wnership.

Section 15
..
Stoc k Restric tion Notification
.. Restrictio ns on share transfer s o r
vo ting rights, must be provided in
writing

o n the certificate.

ART I CL E  I I I

O F F I CE RS

S ecti on  1.
N u m b er o f  O f f i ce rs
..
 The of fi cers  o f t he corpor at i on s hal l  be a
P res i d en
t , one or
m o r e
V i ce
-
P res i d en t s
 ( a s  det erm i ned by t he
B o a r d  o f  D i rect o rs
) ,  a
T rea s u re
r, and a
S ecret a ry .

P res i d en t / C h a i rm a n .

Th e P r es i d en t  s h al l  b e t he ch i ef  ex ecu t i v e o f f i cer  an d  s h al l  p r es i d e
at all meetings of the B oard of Dir ectors a nd its Executive Committee, if such a co m m i t t ee i s  cr eat ed  b y  t h e Bo ar d .

V i ce P r es i d en t .

The Vi c e P res i dent  s hal l  perfo rm  t he dut i es  of t he P res i de nt  i n t he ab s en ce o f  t h e P r es i d en t  an d  sh al l  as s i s t  t h at  o f f i c e i n  t h e d i s ch ar g e o f  i t s  l ead ers h i p
dut i es .

S ecret a ry .

The S e cret ary  s hal l  gi ve not i ce of al l  m eet i ngs  of t he B oard of D i rect ors  and
Execut i ve C om m i t t ee, i f any, s hal l  keep an ac cura t e l i s t  of t he di rect ors , an d s hal l  have
t he aut hori t y t o cert i fy an y records , o r copi es  of re cords , as  t he of fi ci al  r eco rds  of
t h e
corporat i on. The S e cr et ar y s hal l  m ai nt ai n t he m i nut es  of t he B oard of Di rect ors ' m eet i ngs and all committee meetin gs.

T rea s u rer/ C F O .

Th e Tr eas ure r s hal l  be r es pons i bl e for condu ct i ng t he fi nanci al  af fai rs of t he corpor at i on as  di re ct ed and aut hori zed by t h e B oard of Di r ect ors  and Execut i ve

C om m i t t ee, i f any, and s hal l  m ake repo rt s  of t he c orporat i on's  fi nanc es  as  r equi red, but no l es s
oft en t han at  e ach  m eet i ng of t he B oard of Di rect ors  and Execut i ve C om m i t t ee.

S ecti on  2.
E l ect i o n  a n d T erm  o f  O f f i ce
..

T he o f f i cer s  s h al l  b e el ect ed  an n u al l y  b y  t h e B o ar d  o f
Directors at the first meet ing of the B oard of Directors, immediately following the annual

m eet i n g  o f  t h e s h ar eh o l der s. E ach  o f f i c er  s h al l  s er v e a o n e y ear  t e r m  o r  u n t i l  a su cces s o r  h as

b een  el e ct ed  a
nd qu al i fi e d.

S ecti on  3.
Rem oval  or Vacan cy
..

The B oa rd of Di rect ors  s hal l  hav e t he p ower t o rem ov e an offi cer o r ag ent  of t he co rporat i on. Any va cancy t hat  occurs  fo r any reas on  m ay be fi l l ed by t he

B o ard  o f Di re ct o rs .

ART I CL E  I V

CO RP O RAT E  S E AL , E XE CUT I O N O F  I NST RUME NT S

The corpor at i on s hal l  ha ve a corpo rat e s eal , whi c h s hal l  be affi xed t o al l  deeds , m ort gages , and other instruments aff ecti ng or relating to re al estate. All instruments that are exe cuted on beh alf of t he corpor at i on whi ch are
a cknowl edg ed,

an d  w h i ch  af f ect  an  i n t eres t i n  r eal  es t at e s h al l  b e ex ecu t ed  b y  t h e P r es i d en t  or  an y  V i ce
-
P res i dent  a nd t he S ecret a ry or Tr eas urer. Al l  ot her
i ns t rum ent s  execut ed by t he corpor at i on, i ncl udi ng a rel e as e of m ort g age o r l i en, m ay be

ex ecu t ed  b y  t h e P r es i d e
n t  or any Vi ce
-
Pr
es i dent . Not wi t hs t andi ng t he prec edi ng provi s i ons  of
t hi s  s ect i on, any wri t t en i ns t rum ent  m ay be exe cut ed by any offi cer (s ) or ag ent (s ) t hat  ar e

s peci fi cal l y des i gnat ed b y res ol ut i on of t he B oard  of Di rect ors .

ART I CL E  V

AME NDME NT  T O  B YL AW S

The byl aws  m ay be am en ded, al t ered, o r rep eal ed by t he B oard of Di r ect ors  or t he s hareh ol ders by a m aj ori t y of a quoru m  vot e at  any regul a r or s peci al  m eet i ng;  provi ded however, t hat  t he

s harehol ders  m ay from  t i m e t o t i m e s peci fy part i c ul ar provi s i ons  of t he byl aws  whi ch s hal l  not
b e am en d ed  o r  r ep eal ed  b y th e Bo ar d  o f  D i r ect o r s .

ART I CL E  VI

I NDE MNI F I CAT I O N

Any di rect or o r offi c er w ho i s  i nvol ved i n l i t i gat i on by reas on of hi s  or h er pos i t i on as  a di rect or or offi ce r of t hi s  corpo rat i on s hal l  be i ndem ni fi ed and hel d harm l es s  by t he corporat i on t o t he
ful l es t  ext ent  aut hori zed by l aw as  i t  now exi s t s  or  m ay s ubs equent l y be am ended (but , i n t he cas e of any s uch am end m ent , onl y t o t he ext ent  t hat  s uch am endm ent  pe r m i t s  t he corporat i on t o provi de broad er i ndem ni f i cat i on ri ght s ).

ART I CL E  VI I

S T O CK  CE RT I F I CATE S

The corpor at i on m ay i s s ue s hares  o f t he cor porat i o n's  s t ock wi t hout  cert i fi c at es . Wi t hi n a
r eas o n ab l e t i m e af t er  t he issue o r  t r an s f e r  o f  s h a r es  w i t h o u t  cer t i f i cat es ,  th e co r p o r at i o n  s h al l
send the share holder a wr itten statement of the information that is requi red by l aw t o be on t he
cert i fi c at es . Upon wri t t en  reques t  t o t he corpo rat e s ecret ary by a hol de r of s uch s hares , t h e

s ecret ary s hal l  provi de a cert i fi c at e i n t he form  pr e s cri bed by t he di re ct ors .

ART I CL E  VI I I

DI S S O L UT I O N

The corpor at i on m ay be di s s ol ved onl y wi t h aut hori zat i on of i t s  B oard of Di rect ors  gi ven at  a
s peci al  m eet i ng c al l ed fo r t hat  purpos e, and wi t h t he s ubs equent  app roval  b y no l es s  t han t wo
-
t hi rds  (2/ 3) vot e of t he m em bers .

C ert i f i ca t i o n

Laj oi  S t ephens

,

hereby cert i fi es  t hat  t he f oregoi n g i s  a t rue and co rre ct  co py of t he byl aws  of
t he above
-
n am ed co rpora t i on, dul y adopt ed by t he i ni t i al  B oard of Di rect ors  on
M arch 5, 2021
..

/s/M
uhammad

K
han

Muha
mmad

K
han

President CEO

/s/ B rent C
um m i ngs

B r en t  C
um m i ngs

S ecr et a r y